Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-171492) and on Form S-3 (Registration Nos. 333-164857, 333-156449, 333-151320 and 333-151318) of New Generation Biofuels Holdings, Inc. and subsidiaries of our report dated April 15, 2011 relating to the consolidated financial statements of New Generation Biofuels Holdings, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the years ended December 31, 2010 and 2009.

/S/ REZNICK GROUP, P.C.

Vienna, Virginia
April 15, 2011